EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-184445) of Malvern Bancorp, Inc. (the “Company”) of our report dated December 26, 2012, relating to the Company’s consolidated financial statements for the year ended September 30, 2012, included in Item 8 in this Form 10-K.
/s/ Baker Tilly Virchow Krause, LLP
Allentown, Pennsylvania
December 18, 2014